Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-232795) pertaining to the Amended and Restated 2011 Stock Incentive Plan, the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Health Catalyst, Inc.,

2.Registration Statement (Form S-8 No. 333-236731) pertaining to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Health Catalyst, Inc.,

3.Registration Statement (Form S-8 No. 333-253542) pertaining to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Health Catalyst, Inc.,

4.Registration Statement (Form S-3 No. 333-258625) of Health Catalyst, Inc,

5.Registration Statement (Form S-8 No. 333-263197) pertaining to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Health Catalyst, Inc.,
6.Registration Statement (Form S-8 No. 333-270138) pertaining to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Health Catalyst, Inc.,
7.Registration Statement (Form S-8 No. 333-277291) pertaining to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Health Catalyst, Inc., and
8.Registration Statement (Form S-8 No. 333-285289) pertaining to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of Health Catalyst, Inc.;
of our reports dated March 12, 2026, with respect to the consolidated financial statements of Health Catalyst, Inc. and the effectiveness of internal control over financial reporting of Health Catalyst, Inc. included in this Annual Report (Form 10-K) of Health Catalyst, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Salt Lake City, UT
March 12, 2026